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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 Current Report

                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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        Date of Report (Date of earliest event reported): March 31, 2005

                             TENNECO AUTOMOTIVE INC.
               (Exact Name of Registrant as Specified in Charter)


            Delaware                         1-12387                       76-0515284
(State or other jurisdiction of      (Commission File Number)          (I.R.S. Employer of
 incorporation or organization)                                  Incorporation Identification No.)
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           500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS          60045
             (Address of Principal Executive Offices)          (Zip Code)


       Registrant's telephone number, including area code: (847) 482-5000



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ /  Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

/ /  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On March 31, 2005, Tenneco Automotive Inc. supplemented its existing senior credit facility agreement by (i) increasing from $220 million to $285 million the amount of lenders' commitments under the revolving credit facility portion of the senior credit facility and (ii) reducing from $180 million to $170 million the amount of lenders' commitments under the tranche B-1 letter of credit/revolving loan facility portion of the senior credit facility. Under the terms of the senior credit facility, the company has the ability increase the commitments under the revolving credit facility up to an additional $15 million, in the aggregate (with a corresponding dollar-for-dollar decrease in the commitments under the tranche B-1 letter of credit/revolving loan facility), to the extent there are new or existing lenders who are willing to make the additional commitment to the revolving credit facility. The company continues to seek such additional commitments.

ITEM 3.03    MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

     See Item 1.01, above, which is incorporated herein by reference.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            TENNECO AUTOMOTIVE INC.


Date:  April 4, 2005                        By:  /s/ Kenneth R. Trammell
                                                 ----------------------------
                                                 Kenneth R. Trammell
                                                 Senior Vice President and
                                                 Chief Financial Officer